Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2014, relating to the consolidated financial statements of Cachet Financial Solutions, Inc. and Subsidiary as of and for the years ended December 31, 2013 and 2012 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota
May 7, 2014